Exhibit 10.3

HAMILTON PARK TOWERS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement (the “Agreement”) of Hamilton Park Towers, LLC, a Delaware limited liability company (as amended from time to time, the “LLC”) is entered into as of the           day of October, 2009, by (a) its sole member, HPT Associates, LLC, a Delaware limited liability company, (b) its managers, Harold Brown and NewReal, Inc., a Massachusetts corporation and (c) those individuals and/or entities listed on Schedule A as “Independent Manager” and “Special Member”.

WHEREAS, the LLC has been formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-01 et seq. (as amended from time to time,  the “Act”) by the filing on the date hereof of a Certificate of Formation (the “Certificate”) with the office of the Secretary of State of the State of Delaware; and

WHEREAS, the parties hereto wish to set out fully their respective rights, obligations and duties with respect to the LLC and its business, management and operations.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Name.  The name of the limited liability company shall be “Hamilton Park Towers, LLC”.  Sally E. Michael is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the LLC with the Secretary of State of the Sate of Delaware.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as designated “authorized person” within the meaning of the Act.  The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the LLC to qualify to do business in any other jurisdiction in which the LLC may wish to conduct business.  The existence of the LLC as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

2.             Purpose.  The sole purpose of the LLC is to acquire, own, hold, maintain, and operate that property located at 175 Freeman Street, Brookline, Massachusetts (the “Property”), together with such other activities as may be necessary or advisable in connection with the ownership of the Property.  The LLC shall not engage in any business, and it shall have no purpose, unrelated to the Property and shall not acquire any real property or own assets other than those related to the Property and/or otherwise in furtherance of the limited purposes of the LLC.

3.             LLC Address.  The address of the principal office of the LLC is c/o The Hamilton Company, Inc., 39 Brighton Avenue, Boston, Massachusetts 02134.

4.             Registered Office and Registered Agent.  The registered office of the LLC in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, DE 19904.  The name of the registered agent of the LLC at such address is National Registered Agents, Inc.

5.             Member.  The Member was admitted to the LLC as member of the LLC upon its execution of counterpart signature page to this Agreement.  The name and address of the sole Member of the LLC is as follows:

HPT Associates, LLC

c/o The Hamilton Company, Inc.

39 Brighton Avenue

Boston, Massachusetts 02134

6.             Powers.  Subject to the terms of Section 19 below, the LLC shall have the power and authority to do any and all acts necessary or convenient to or in furtherance of the purposes described in Article 2 hereof, including all power and authority, statutory or otherwise, possessed by, or which may be conferred upon, limited liability companies under the Act and under the laws of the State of Delaware.

7.             Management.

7.01         Designation of Managers.  Harold Brown and NewReal, Inc. are the managers of the LLC.  In the event of the withdrawal of either Manager, another person or entity (who may but need not be the Member) may be added or substituted as the Manager by the Member.

7.02         Management of the LLC.  Subject to the provisions of this Agreement, the overall management and control of the business and affairs of the LLC shall be vested in the Managers.  Any Manager may delegate his, her or its authority to another Manager as to any particular matter, or as to all matters for a specified period of time by a writing duly executed by such delegating Manager.

7.03         Limitation on Powers.  Anything in this Agreement to the contrary notwithstanding, a Managers shall not, without the consent of all of the other Managers, if applicable, cause or permit the LLC to:

(a)           make any loans to a Manager or its Affiliates;

(b)                                 sell, encumber or otherwise dispose of all or substantially all of the properties of the LLC (a sale or disposition will be deemed to be “all or substantially all of the properties of the LLC” if the sale or disposition includes the Property or if the total value of the properties sold or disposed of in such transaction and during the twelve months preceding such transaction is 66-2/3% or more in value of the LLC’s total assets as of the end of the most recently completed LLC fiscal year);

(c)           to the fullest extent permitted by law, dissolve, wind-up, or liquidate the LLC;

(d)                                 merge, consolidate or acquire substantially all the assets of another person or entity; or

(e)           change the nature of the business conducted by the LLC.

7.04         Binding the LLC. The signature of a Manager on any agreement, contract, instrument or other document shall be sufficient to bind the LLC in respect thereof, and conclusively evidence the authority of such Manager and the LLC with respect thereto, and no third party need look to any other evidence or require the joinder or consent of any other party.  The LLC, and the Member, or any Manager on behalf of the LLC, may enter into and perform the Loan Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Manager or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation.  The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Manager to enter into other agreements on behalf of the LLC

7.05         Compensation of Managers. The LLC may compensate the Managers for the Managers’ services to the LLC.

7.06         Contracts with Members. Subject to the terms of Section 19 below, the LLC may engage in business with, or enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the LLC of goods, services or space with the Member or an affiliate of a Member, and may pay compensation in connection with such business, goods, services or space, provided in each case the amounts payable thereunder are reasonably comparable to those that would be payable to unaffiliated persons under similar agreements, and, if the Manager determines in good faith that such amounts are so comparable, such determination shall be conclusive absent manifest error.

7.07         Exculpation and Indemnification; Fiduciary Duty.

(a)                                  Neither the Member nor the Managers, nor any of their respective affiliates, shall have any liability to the LLC or to each other for any loss suffered by the LLC that arises out of any action or inaction of the Member, the Managers or their affiliates, if such course of conduct did not constitute the willful misconduct of the Member, the Managers or any such affiliate.

(b)                                 To the fullest extent permitted by law, the Member, the Managers and their respective Affiliates shall be indemnified by the LLC against any and all losses, judgments, liabilities, expenses (including attorneys’ fees) and amounts paid in settlement of any claims sustained by it with respect to any authorized actions taken by the Member, the Managers or any such affiliate on behalf of the LLC.   Any indemnification to be provided hereunder shall be provided even if the person to be indemnified is no longer a Member, Managers or an affiliate of a Member or Manager.  Any indemnity under this Section 7.07 shall be paid from, and only to the extent of, LLC assets, and neither the Member nor the Managers or any of their respective affiliates shall have any personal liability on account thereof.

7.08         Other Activities.  Notwithstanding any other duty existing at law or in equity, the Member, the Managers and any of their respective affiliates may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including serving as directors, officers, stockholders, managers, members and general or limited partners of corporations, partnerships or other LLCs with purposes similar to or the same as those of the LLC. Neither the LLC nor any other party hereto shall have any rights in or to such ventures or opportunities or the income or profits therefrom.

8.             Reliance by Third Parties.  Any person or entity dealing with the LLC may rely upon a certificate signed by the Manager as to:

(a)                                the persons or entities authorized to execute and deliver any instrument or document of or on behalf of the LLC, and

(b)                               the persons or entities authorized to take any action or refrain from taking any action as to any matter whatsoever involving the LLC.

9.             Dissolution and Special Member.

9.01         Existence.

(a)                                  The LLC shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the LLC or the occurrence of any other event which terminates the continued membership of the last remaining member of the LLC in the LLC unless the LLC is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.  Upon the occurrence of any event that causes the last remaining member of the LLC to cease to be a member of the LLC or that causes the Member to cease to be a member of the LLC (other than (i) upon an assignment by the Member of all of its limited liability company interest in the LLC and the admission of the transferee pursuant to Section 14, or (ii) the resignation of the Member and the admission of an additional member of the LLC pursuant to Section 14), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the LLC, agree in writing (i) to continue the LLC and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the LLC, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the LLC or the Member in the LLC.

(b)                                 Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the LLC and upon the occurrence of such an event, the LLC shall continue without dissolution.

(c)                                  In the event of dissolution, the LLC shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the LLC in an orderly manner), and the assets of the LLC shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d)                                 The LLC shall terminate when (i) all of the assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

9.02         Intentionally Omitted.

9.03         Special Member.  Notwithstanding any provision in this Agreement to the contrary, upon the occurrence of any event that causes the Member to cease to be the member of the LLC (other than (i) upon an assignment by the Member of all of its limited liability company interest in the LLC and the admission of the transferee pursuant to Section 14, or (ii) the resignation of the Member and the admission of an additional member of the LLC pursuant to Section 14), the person identified on the signature page of this Agreement as an Independent Manager or, if such person is unable to serve,  Sally E. Michael, without any action of any person or entity and simultaneously with the Member’s ceasing to be a member of the LLC, shall automatically be admitted to the LLC as a Special Member, and shall continue the LLC without dissolution.

The Special Member may not resign from the LLC or transfer its rights as Special Member unless a successor Special Member has been admitted to the LLC as Special Member by executing a counterpart to this Agreement; provided, however, the Special Member shall automatically cease to be a member of the LLC upon the admission to the LLC of a Substitute Member.  The Special Member shall be a member of the LLC that has no interest in the profits, losses and capital of the LLC and has no right to receive any distributions of LLC assets.  Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the LLC and shall not receive a limited liability company interest in the LLC.

Except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall not have the right to vote on, approve or otherwise consent to any action by, or matter relating to, the LLC, including, without limitation, the merger, consolidation or conversion of the LLC; provided, however, such prohibition shall not limit the obligations of the Special Member, in its capacity as Independent Manager, to vote on such matters required by this Agreement.

For purposes of this Agreement, the Special Member shall be a member of the LLC that becomes a member in accordance with this Article 9 and shall only have the rights and duties expressly set forth in this Agreement.  In order to implement the admission to the LLC of the Special Member, the Special Members have executed a counterpart to this Agreement.  Prior to its admission to the LLC as Special Member, neither Special Member shall be a member of the LLC or have any interest (economic or otherwise) in the LLC (other than as an Independent Manager).  The person identitified on the signature page as the Independent Manager is hereby designated to act as the initial Special Member.  Notwithstanding any other provision of this Agreement, the Bankruptcy (as hereinafter defined) of the Member or Special Member shall not cause the Member or Special Member to cease to be a member of the LLC and upon the occurrence of any such an event, the LLC shall be continued without dissolution.  Notwithstanding anything to the contrary contained in this Agreement, each of the Member and Special Member waives any right it might have to agree in writing to dissolve the LLC upon the Bankruptcy of the Member or Special Member, or the occurrence of an event that causes Member or Special Member to cease to be a member of the LLC.  As used herein, “Bankruptcy” means, with respect to any person or entity, (a) if such person or entity: (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such person or entity or of all or any substantial part of its properties, or (b) one hundred and twenty (120) days after the commencement of any proceeding against such person or entity seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such person’s or entity’s consent or acquiescence of a trustee, receiver or liquidator of such person or entity or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

10.           Capital Contributions.   The Member has made an initial capital contribution to the LLC in the amount set forth on Schedule A.  The Member may make, but shall not be required to make, any additional capital contributions to the LLC.

11.           Additional Contributions.  The Member may make, but shall not be required to make, any additional capital contributions to the LLC.

12.           Allocation of Profits and Losses.  All items of LLC income, gain, profit, loss and deduction shall be allocated to the Member.

13.           Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Manager.  Notwithstanding any provision to the contrary contained in this Agreement, the LLC shall not be required to make a distribution to the Member on account of its interest in the LLC if such distribution would violate Section 18-607 of the Act or any other applicable law.

14.           Transfers and Assignments.  The Member may assign its limited liability company interest in the LLC to any person or entity, which person or entity shall become a Member upon the execution a counterpart of this Agreement.  The Member may conditionally or collaterally assign its limited liability company interest in the LLC to any lender of funds to the LLC and/or the Member which assignee shall become a Member upon activation of such assignee’s rights under the instrument of assignment in accordance therewith and in compliance herewith.

If the Member transfers all of its limited liability company interest in the LLC pursuant to this Section 14, the transferee shall be admitted to the LLC as a member of the LLC upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the LLC.  Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Loan Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the LLC shall continue without dissolution.

15.           Resignation.  Each Manager may resign his or its office with the LLC.  Upon such resignation, the vacancy shall be filled by the Member.

16.           Amendments.  This Agreement may be amended or restated from time to time by written instrument executed by the Member.

17.           Liability of Member.  Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the LLC, and neither the Member nor the Special Members nor any Manager shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Member, Special Member or Manager of the LLC

18.           Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws (without regard to conflict of law principles).

19.           Lender Requirements.  Notwithstanding anything in this Agreement to the contrary, unless and until that certain loan (the “Loan”) from Federal Home Loan Mortgage Corporation, through its servicer, Wachovia Multifamily Capital, Inc. (together with its successors and assigns, the “Lender”) to the LLC evidenced and secured by certain loan documents (“Loan Documents”) including, without limitation, a mortgage (the “Mortgage”) encumbering the Property, has been paid in full in accordance with the terms and provisions of such Loan Documents, the following provisions shall apply:

The LLC:

(a)           shall not engage in any business or activity, other than the ownership, operation and maintenance of the Property and activities incidental thereto;

(b)           shall not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Property and such Personalty as may be necessary for the operation of the Property and shall conduct and operate its business as presently conducted and operated;

(c)           shall preserve its existence as an entity duly formed, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and shall do all things necessary to observe organizational formalities;

(d)           shall not merge or consolidate with any other Person;

(e)           to the fullest extent permitted by law, shall not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any limited liability company or other equity interests, as applicable, other than Transfers permitted under the Loan Documents; issue additional limited liability company or other equity interests, as applicable; or seek to accomplish any of the foregoing;

(f)            the LLC, and any other Person on behalf of the LLC, shall not, without the prior written consent of the Member and all of the Managers, including the Independent Manager (as defined below):  (i) file any insolvency, or reorganization case or proceeding, to institute proceedings to have the LLC or the Member be adjudicated bankrupt or insolvent, (ii) institute proceedings under any applicable insolvency law, (iii) seek any relief under any law relating to relief from debts or the protection of debtors, (iv) consent to the filing or institution of bankruptcy or insolvency proceedings against the LLC or the Member, (v) file a petition seeking, or consent to, reorganization or relief with respect to the LLC or the Member under any applicable federal or state law relating to bankruptcy or insolvency, (vi) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for the LLC or a substantial part of its property or for the Member or a substantial part of its property, (vii) make any assignment for the benefit of creditors of the LLC the Member, (viii) admit in writing the LLC’s or the Member’s inability to pay its debts generally as they become due, (ix) take any other action which, under the terms of certificate of formation, limited liability company agreement or any other organizational document of the LLC or the Member, requires a consent of all of the Members or Managers of the LLC unless at the time of such action there shall be at least one (1) Independent Manager (as defined below) then serving in such capacity, or (x) take action in furtherance of any of the foregoing;

(g)           shall not amend or restate its organizational documents if such change would modify the requirements set forth in this Section 19;

(h)           shall not own any subsidiary or make any investment in, any other Person;

(i)            shall not commingle its assets with the assets of any other Person and shall hold all of its assets in its own name;

(j)            shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than, (i) the Indebtedness and (ii) customary unsecured trade payables incurred in the ordinary course of owning and operating the Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of two percent (2%) of the original principal amount of the Indebtedness and are paid within sixty (60) days of the date incurred;

(k)           shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and shall not list its assets as assets on the financial statement of any other Person; provided, however, that the LLC’s assets may be included in a consolidated financial statement of its Affiliate provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the LLC from such Affiliate and to indicate that the LLC’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on the LLC’s own separate balance sheet;

(l)            except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, shall only enter into any contract or agreement with any Member or Affiliate of the LLC or any guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties;

(m)          shall not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(n)           shall not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Note) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person;

(o)           shall not make or permit to remain outstanding any loans or advances to any other Person except for those investments permitted under the Loan Documents and shall not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(p)           shall file its own tax returns separate from those of any other Person, except to the extent that the LLC is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and shall pay any taxes required to be paid under applicable law;

(q)           shall hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, shall correct any known misunderstanding regarding its separate identity and shall not identify itself or any of its Affiliates as a division or department of any other Person;

(r)            shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall pay its debts and liabilities from its own assets as the same shall become due;

(s)           shall pay (or cause the Property Manager to pay on behalf of the LLC from the LLC’s funds) its own liabilities (including, without limitation, salaries of its own employees) from its own funds;

(t)            shall not acquire obligations or securities of its Members or Affiliates, as applicable;

(u)           except as contemplated or permitted by the property management agreement with respect to the Property Manager, shall not permit any Affiliate or constituent party independent access to its bank accounts;

(v)           shall maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds;

(w)          The LLC shall (i) have two (2) special members who are natural persons and (ii) have at least one (1) Independent Manager and (iii) otherwise comply with all Rating Agencies criteria for single member limited liability companies (including, without limitation, the delivery of Delaware single member limited liability company opinions acceptable in all respects to Lender and to the Rating Agencies).

(x)            to the fullest extent permitted by law, shall conduct its business so that the assumptions made with respect to the LLC in the nonconsolidation opinion provided to Lender shall be true and correct in all respects.  In connection with the foregoing, the LLC hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding the LLC or any other Person) set forth in the nonconsolidation opinion provided to Lender, (ii) all the representations, warranties and covenants in this Section 19, and (ii) all the organizational documents of the LLC.

Failure of the LLC, or the Member or Manager on behalf of the LLC, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the LLC as a separate legal entity or the limited liability of the Member or the Managers.

“Independent Manager” means a natural person who is not at the time of initial appointment as a manager or at any time while serving as a manager of the LLC or the Member and has not been at any time during the five (5) years preceding such initial appointment (i) a stockholder, director (with the exception of serving as an Independent Manager of the LLC or the Member), officer, trustee, employee, partner, member, attorney or counsel of the LLC or the Member, or any Affiliate of either of them, (ii) a creditor, customer, supplier, or other Person who derives any of its purchases or revenues from its activities with the LLC or the Member or any Affiliate of either of them, (iii) a Person Controlling or under common Control with any Person excluded from serving as Independent Manager under (i) or (ii) or (iv) a member of the immediate family by blood or marriage of any Person excluded from serving as Independent Manager under (i)

or (ii).  The Independent Manager shall be appointed by the Manager.  To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Manager shall consider the interests of the LLC, together with the interests of the LLC’s creditors, in acting or otherwise voting on the matters referred to in Paragraph 19(f) above.

An Independent Manager may resign and, at any time and from time to time, the Manager may by written notice to an Independent Manager discharge an Independent Manager and appoint a successor Independent Manager for any reason, with or without cause; provided, however, no resignation, withdrawal, dissociation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until the successor Independent Manager shall have accepted his or her appointment by a written instrument.

The Managers hereby appoint Melvin Herman as the initial Independent Manager and Melvin Herman has executed counterparts to this Agreement as evidence of his acceptance of such appointment.  All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in Paragraphs 9.03 and 19(f) of this Agreement.  An Independent Manager (a) shall not be a member of the LLC for any purposes whatsoever except under the circumstances described in Paragraph 9.03 above, (b) shall take no action for or on behalf of the LLC, or have any rights with respect to the LLC (including voting or consent rights), other than those described in this Paragraph 19(f) above, (c) shall have no liability to the LLC or the Members other than for actual damages resulting from a breach of this Paragraph 19 or from negligence or bad faith, (d) shall cease to be Independent Manager automatically upon the earlier to occur of (i) the time at which this Paragraph 19 shall cease to apply and (ii) the date on which such Independent Manager receives written notice from the Manager discharging such Independent Manager and appointing a successor Independent Manager and (e) shall be entitled to compensation for serving as the Independent Manager under this Agreement and indemnification for serving as the Independent Managers to the extent so provided in writing.   The Independent Manager shall not enter into a voting agreement with any creditor of the LLC.  The Independent Manager shall be a “manager within the meaning of Section 18-101(10) of the Act.

Any other capitalized term not defined in this Section 19 shall have the meaning set forth in the Mortgage.

20.           Definitions

“Act” has the meaning set forth in the preamble to this Agreement.

“Agreement” means this Limited Liability Company Agreement of the LLC, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Manager” means the person selected to be the manager of the LLC from time to time by the Member.  A Manager is hereby designated as a “manager” of the LLC within the meaning of Section 18-101(10) of the Act.  The term “Manager” shall not include any Independent Manager.

“Member” means HPT Associates, LLC, as the initial member of the LLC, and includes any Person admitted as an additional member of the LLC or a substitute member of the LLC pursuant to the provisions of this Agreement, each in its capacity as a member of the LLC; provided, however, the term “Member” shall not include the Special Members.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Special Member” means, upon such person’s admission to the LLC as a member of the LLC pursuant to Section 9.03, a person acting as Independent Manager or Sally E. Michael, in such person’s capacity as a member of the LLC.  A Special Member shall only have the rights and duties expressly set forth in this Agreement.

[PAGE ENDS HERE; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the day and year first above written.

MEMBER

HPT ASSOCIATES, LLC, a Delaware limited
liability company

By:	NewReal, Inc., its Manager

By:
Ronald Brown, President

By:
Harold Brown, Manager

MANAGERS

Harold Brown

NEWREAL, INC., a Massachusetts corporation

By:
Ronald Brown, President

INDEPENDENT MANAGER

Melvin Herman

SPECIAL MEMBERS

Melvin Herman

Sally E. Michael

SCHEDULE A

Hamilton Park Towers, LLC

Initial Capital Contributions and Percentage Interests

As of                      , 2009

Member	Amount of Initial Capital Contribution	Percentage Interest
HPT Associates, LLC		$100%

Independent Manager:

Melvin Herman

Special Members:

Melvin Herman

Sally E. Michaels